STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into this 5th day of December 2007 by and among Turnaround Partners, Inc., a Nevada corporation having its principal place of business at 109 North Post Oak Lane, Suite 422, Houston, Texas 77024 (the “Company”), Mr. Timothy J. Connolly, an individual with his principal place of business at 109 North Post Oak Lane, Suite 422, Houston, Texas 77024 (“Mr. Connolly”) and Viewpoint Capital, LLC, a Nevada Limited Liability Company with its principal place of business at 2470 Evening Twilight Lane, Henderson, Nevada 89044, (“Buyer”, and together with the Company and Mr. Connolly, the “Parties”, and each, a “Party”).

RECITALS:

WHEREAS, the Parties desire that Buyer shall acquire a controlling interest (the “Controlling Interest”) of the Company’s common stock, par value $0.001 per share (“Company Common Stock”); and

WHEREAS, Buyer is the beneficial holder of Four Million (4,000,000) shares of common stock of Asset Capital Group, Inc., a Nevada corporation (“ACGU Shares” and the “ACGU”, respectively) with a value of Three Million Four Hundred Thousand Dollars ($3,400,000) based upon the closing price for ACGU common stock reported on the Pink Sheets LLC as of the date hereof; and

WHEREAS, the ACGU Shares are unrestricted, free-trading shares which trade on the Pink Sheets LLC under the symbol “ACGU.PK”; and

WHEREAS, in order to effect such Controlling Interest, the Company shall issue to Buyer, and the Buyer shall receive from the Company, a share of convertible preferred stock of the Company convertible into the Controlling Interest in exchange for the transfer by Buyer to the Company of the ACGU Shares on the terms and conditions set forth herein below.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I

1.01 Purchase and Sale. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements contained herein, The Company hereby agrees to issue to Buyer, and Buyer hereby agrees to receive from the Company, one (1) share of the Company’s Series E convertible preferred stock, par value $0.01 per share (the “Series E Share”) which such Series E Share shall convert into Three Million Four Hundred Thousand Dollars ($3,400,000) worth of Company Common Stock in accordance with that certain Certificate of Designation of Series E Preferred Stock in substantially the form of Exhibit A attached hereto (the “Certificate of Designation”) in exchange for the transfer by Buyer to the Company of the ACGU Shares on the date hereof (the “Closing Date”). The Series E Share shall have all of the powers, designations, preferences and relative, participating, optional and other special rights and the Series E Share shall convert into Company Common Stock in the manner set forth in the Certificate of Designation.

1.02 Certificate to be Delivered by Company. Within five (5) business days following the Closing Date, and subject to the terms and conditions of this Agreement, the Company hereby agrees to deliver a Certificate, registered in Buyer’s name and representing the Series E Share against the delivery by Buyer of the ACGU Shares. The Series E Share will be delivered free of any claims or liens or encumbrances.

1.03 Certificate(s) to be Delivered by Buyer. Within five (5) business days following the Closing Date, and subject to the terms and conditions of this Agreement, Buyer hereby agrees to deliver a Certificate(s), registered in the name of the Company and representing the ACGU Shares against delivery by the Company of the Series E Share. The ACGU Shares will be delivered free of any claims or liens or encumbrances.

1.04 ACGU Shares. Buyer acknowledges and agrees that as an inducement for the Company to enter into this Agreement and to issue the Series E Share to Buyer, the ACGU Shares shall be unrestricted and free-trading on the Pink Sheets LLC and that the ACGU Shares have been either registered under the Securities Act of 1933, as amended (the “Securities Act”) and the securities laws of all applicable States or, in the alternative, any proposed transfer and sale of the ACGU Shares are not required to be registered under the Securities Act by reason of an exemption provided by Section 4(1) thereof and Rule 144 of the Rules and Regulations promulgated thereunder, as the case may be.

Article II

2.01 Resignation of Officers and Directors. Effective as of the Closing Date, Mr. Connolly shall resign as Vice Chairman and a Director, President and Chief Executive Officere; provided, however, that Mr. Connolly shall continue to serve as President and Chief Executive Officer of Corporate Strategies, Inc., a Texas corporation and wholly-owned subsidiary of the Company (“CSI”), with the understanding that the business of CSI will be discontinued. In addition, Mr. Connolly shall continue to receive the same compensation as he has received through the Closing Date for his aforementioned continued services to CSI through December 31, 2008, which such date may be extended by mutual agreement by and among the Parties, and that the Company shall pay any and all past amounts due and owing to Mr. Connolly (and his spouse, if applicable) by the Company on the Closing Date.

2.02 Relinquishment of Non-Dilutive Rights. The Parties hereby acknowledge and agree that Mr. Connolly (and his spouse) currently hold, in the aggregate, Seven Hundred (700) shares of Series D convertible preferred stock of the Company (“Series D Preferred”), which such Series D Preferred contain certain non-dilutive rights in favor of Mr. Connolly and his spouse (the “Non-Dilutive Rights”) and the Parties hereby further acknowledge and agree that Mr. Connolly shall, on the Closing Date, relinquish such Non-Dilutive Rights effective June 30, 2009 (instead of the current date of December 31, 2010) in exchange for the Company conveying all rights to the names “Turnaround Partners, Inc.”, “Corporate Strategies, Inc.” and “Kipling Holdings, Inc.” as well as all title to all furniture and equipment in the Houston office of the Company (as set forth in the Preamble hereof). The Parties further agree that the names of these companies shall be changed within sixty (60) following the Closing Date. In order to effect such relinquishment of the Non-Dilutive Rights, the Company shall file, within five (5) business days following the Closing Date, an amended and restated Certificate of Designation of Series D Preferred Stock substantially in the form of Exhibit B attached hereto.

2.03 Company Financial Statements. Buyer hereby acknowledges and agrees that he has had an opportunity to review the Company’s Quarterly Report on Form 10-QSB (the “Quarterly Report”) for the period ended September 30, 2007 and that Buyer is fully aware of the Company’s condition (financial and otherwise) as set forth in such Quarterly Report. A copy of the Quarterly Report is also attached hereto as Exhibit C.

2.04 Legal Opinion of Buyer. Within five (5) business days of the Closing Date, Buyer shall provide to the Company an opinion of counsel in a form satisfactory to the Company and the Company’s counsel stating that the ACGU Shares have either been registered under the Securities Act and the securities laws of all applicable States or, in the alternative, any proposed transfer and sale of the ACGU Shares are not required to be registered under the Securities Act by reason of an exemption provided by Section 4(1) thereof and Rule 144 of the Rules and Regulations promulgated thereunder, as the case may be.

Article III

The Company hereby represents and warrants to Buyer as follows:

3.01  Authority. This Agreement has been duly executed and delivered by the Company, which has the right, power, authority and legal capacity to enter into and perform under this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms and conditions.

3.02 Delivery of Stock. The Company will issue and deliver the Series E Share free and clear of any lien, mortgage, adverse claim, charge, security interest, encumbrance, limitation, contract, agreement, arrangement, understanding, instrument obligation, defect or irregularity (“Liens”). By receipt of and payment for the ACGU Shares by Buyer, Buyer has acquired good and marketable title to the Series E Share free and clear of any Liens, including restriction and limitations that may arise under community property or similar laws, subject to such restriction on resale as may exist under applicable security laws.

3.03 Organization. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada currently trading on the Over-The-Counter Bulletin Board under the trading symbol (“TRNP”).

3.04 Common Stock. The authorized capital of the Company consists of Nine Hundred Million (900,000,000) shares of Company Common Stock, of which there are approximately One Hundred Eighteen Million Seven Hundred Thirty-Six Thousand Fifty-Eight (118,736,058) shares issued and outstanding as of the date of this Agreement. The Company also has Two Million (2,000,000) shares of preferred stock authorized, of which (a) no shares of Series A preferred are issued and outstanding, (b) Six Thousand Six Hundred Sixty-Six (6,666) shares of Series B preferred are issued and outstanding and (c) Seven Hundred (700) shares of Series D Preferred are issued and outstanding. All shares of the Company’s capital stock are validly issued and outstanding, fully paid and non-assessable and have not been issued in violation of the preemptive rights of any other person to any shares of stock of the Company.

3.05 Brokerage Accounts. The Company has not entered (directly or indirectly) into any contract with any person, firm or corporation that would obligate the Company to pay any commission, brokerage or “finder’s fee” in connection with the transactions contemplated herein.

3.06 No Defaults or Consents. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated herein will: (i) conflict with or result in a breach, default or violation of (a) any of the terms, provisions or conditions of any contract or agreement, or (b) any judgment decree, order, governmental permit certificate or license to which the Company is a party, or to which the Company is subject or (iii) requires the Company to obtain the consent of any non-governmental third party, except in each instance as would result in no adverse effect on the consummation of the transactions provided for herein. No consent, action, approval or authorization of or registration declaration or filing with, any governmental department, commission, agency or other instrumentality is required in connection with the execution and delivery of this Agreement to Buyer’s or the Company’s performance of the terms of this Agreement.

Article IV

Buyer hereby represents and warrants to the Company as follows:

4.01 Organization. The Buyer is a limited liability company duly organized and validly existing under the laws of the State of Nevada.

4.02 Authority. This Agreement has been duly executed and delivered by the Buyer, which has the right, power, authority and legal capacity to enter into and perform under this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms and conditions. This Agreement has been executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer and its affiliates, successors and assigns, enforceable in accordance with its terms.

4.03 No Defaults or Consents. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated herein will: (i) conflict with or result in a breach, default or violation of (a) any of the terms, provisions or conditions of any contract or agreement, or (b) any judgment decree, order, governmental permit certificate or license to which Buyer is a party, or to which Buyer is subject or (iii) requires Buyer to obtain the consent of any non-governmental third party, except in each instance as would result in no adverse effect on the consummation of the transactions provided for herein. No consent, action, approval or authorization of or registration declaration or filing with, any governmental department, commission, agency or other instrumentality is required in connection with the execution and delivery of this Agreement to the Company’s or Buyer’s performance of the terms of this Agreement.

4.04 Brokerage Agreements. Buyer has not entered (directly or indirectly) into any contract with any person, firm or corporation that would obligate the Company to pay any commission, brokerage or “finder’s fee” in connection with the transaction contemplated herein.

4.05 Suits. There is no suit, action, claim, investigation, or inquiry by any person or entity or any administrative agency or governmental body and no legal, administrative or arbitration proceeding pending or to Buyer’s knowledge threatened against Buyer which has or will materially affect Buyer’s ability to consummate the transactions contemplated herein.

4.06 Non-Affiliate Status. As of the Closing Date, neither Buyer nor any member thereof is, or has been during the previous three (3) months, an “affiliate” of ACGU as that term is defined in paragraph (a)(1) of Rule 144.

Article V

5.01 Expenses. The Company and Buyer shall each bear their own legal, accounting and other costs and expenses incident to the negotiation and consummation of this Agreement and the transactions contemplated herein.

5.02 Notices. All notices and other communications hereunder to a Party hereto shall be deemed to be properly given if delivered personally or mailed to it by certified or courier delivery mail (return receipt requested) to the address for each Party provided in the Preamble to this Agreement or at such other address as may have been provided in writing subsequent to the date of this Agreement.

5.03 Headings. The descriptive headings are inserted for convenience only and do not constitute a part of the Agreement.

5.04 Prior Agreements. This Agreement shall supersede all prior agreements, documents, Memorandums of Understanding and other instruments with respect to the matters covered hereby.

5.05 Amendments. This Agreement may not be amended except by an instrument in writing signed on behalf of each Party hereto.

5.06 Further Actions. Each Party shall execute and deliver, without delay such other certificates, agreements, and other documents and take such other actions as may reasonably be requested by the other Party in order to consummate or implement the transactions contemplated by this Agreement.

5.07 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Except as provided in herein, nothing in this Agreement, express or implied is intended to confer upon any person other than the Parties hereto and their respective successors and permitted assigns, any rights remedies or obligations under or by reason of this Agreement.

5.08 Governing Law. The terms and conditions of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas not withstanding any conflict of law.

5.09 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.10 Invalidity. If any term or provision of this Agreement shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule or law, the term or provisions shall to that extent be deemed not to form part of this Agreement and the enforceability of the remainder of the Agreement shall not be affected.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement on the date first above written.

THE COMPANY:

TURNAROUND PARTNERS, INC.

By:	/s/ Timothy J. Connolly
Name:	Timothy J. Connolly
Title:	President and CEO

BUYER:

VIEWPOINT CAPITAL, LLC

By:	/s/ E.G. Marchi
Name:	E. G. Marchi
Title:	Manager

TIMOTHY J. CONNOLLY

/s/ Timothy J. Connolly
Name:	Timothy J. Connolly

EXHIBIT A

CERTIFICATE OF DESIGNATION
OF THE
SERIES E PREFERRED STOCK
(Par Value $0.01 Per Share)
OF
TURNAROUND PARTNERS, INC.

The undersigned, a duly authorized officer of TURNAROUND PARTNERS, INC., a Nevada corporation (f/k/a Emerge Capital Corp., the Delaware corporation and hereinafter referred to as the “Company”), in accordance with the provisions of Section 78.390 of the Nevada Revised Statutes, DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of the Company (the “Board”) by unanimous written consent pursuant to Section 78.315 of the Nevada Revised Statutes on or about December 5, 2007:

WHEREAS, that effective December 5, 2007, the Board approved the designation of Series E convertible preferred stock, par value of $0.01 (“Series E Preferred Stock”), to consist of One (1) share; and

WHEREAS, on December 5, 2007, the Company entered into that certain Stock Purchase Agreement with the Buyer named therein (the “Investor”) and Mr. Timothy J. Connolly whereby the Company shall issue one (1) share of Series E Preferred Stock to the Investor in exchange for the transfer by the Investor to the Company of Four Million (4,000,000) shares of Asset Capital Group, Inc., a Nevada corporation, with a fair market value of Three Million Four Hundred Thousand Dollars ($3,400,000); and

WHEREAS, no shares of Series E Preferred Stock have been issued and the Board has determined that it is in the best interests of the Company to create the powers, designations, preferences and relative, participating, optional and other special rights for the Series E Preferred Stock set forth herein.

RESOLVED that the Series E Preferred Stock shall have the following powers, designations, preferences and relative, participating, optional and other special rights:

DESIGNATION AND RANK
Designation. This resolution shall provide for a single series of preferred stock, the designation of which shall be “Series E Preferred Stock”, par value of $0.01 per share. The number of authorized shares constituting the Series E Preferred Stock is One (1) share. The Series E Preferred Stock shall have no liquidation preference as set forth in Section 3.1 below.
Rank. With respect to the payment of dividends and other distributions on the capital stock of the Company, including the distribution of the assets of the Company upon liquidation, the Series E Preferred Stock shall rank pari passu with the Common Stock on an “as converted” basis, junior to all previously authorized issued series of preferred stock and senior to all other series of preferred stock.

DIVIDEND RIGHTS
Dividends or Distributions. The Investor shall be entitled to receive dividends or distributions on his share of Series E Preferred Stock on an “as converted” basis as provided in Section 4 hereof when and if dividends are declared on the Common Stock by the Board. Dividends shall be paid in cash or property, as determined by the Board.

LIQUIDATION RIGHTS
Liquidation Preference. The Series E Preferred Stock shall have no liquidation preference.

CONVERSION RIGHTS
Subject to the limitations set forth herein below, the Investor’s share of Series E Preferred Stock shall be convertible (the “Conversion Rights”), at the option of the Investor at any time and from time to time up to January 30, 2008, into that number of shares of Common Stock equal to Three Million Four Hundred Thousand Dollars ($3,400,000) based on the closing price of the Common Stock on the trading date immediately preceding such date of conversion (“Conversion Shares”). The shares of Common Stock received upon conversion shall be fully paid and non-assessable shares of Common Stock.
Adjustments. The Conversion Rights of the Series E Preferred Stock as described in Section 4.1 above shall be adjusted from time to time as follows:

In the event of any reclassification of the Common Stock or recapitalization involving Common Stock (including a subdivision, or combination of shares or any other event described in this Section 4.2) the holder of Series E Preferred Stock shall thereafter be entitled to receive, and provision shall be made therefore in any agreement relating to the reclassification or recapitalization, upon conversion of the Series E Preferred Stock, the kind and number of shares of Common Stock or other securities or property (including cash) to which such holder of Series E Preferred Stock would have been entitled if he had held the number of shares of Common Stock into which the Series E Preferred Stock was convertible immediately prior to such reclassification or recapitalization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holder of the Series E Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities, or property thereafter receivable upon conversion of the Series E Preferred Stock. An adjustment made pursuant to this subparagraph (a) shall become effective at the time at which such reclassification or recapitalization becomes effective.

In the event the Company shall declare a distribution payable in securities of other entities or persons, evidences of indebtedness issued by the Company or other entities or persons, assets (excluding cash dividends) or options or rights not referred to in Section 4.2(a) above, the holder of the Series E Preferred Stock shall be entitled to a proportionate share of any such distribution as though he was the holder of the number of shares of Common Stock of the Company into which his shares of Series E Preferred Stock are convertible as of the record date fixed for the determination of the holders of shares of Common Stock of the Company entitled to receive such distribution or if no such record date is fixed, as of the date such distribution is made.

Procedures for Conversion.

In order to exercise the Conversion Rights pursuant to Section 4.1 above, the Investor shall deliver an irrevocable written notice of such exercise to the Company at its principal office. The Investor shall, upon the conversion of Series E Preferred Stock in accordance with this Section 4, surrender the certificate representing such share of Series E Preferred Stock to the Company, at its principal office, and specify the name or names in which the Investor wishes the certificate or certificates for shares of Common Stock to be issued. In case the Investor shall specify a name or names other than that of the Investor, such notice shall be accompanied by payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof) payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and, if applicable, after payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof), the Company shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock to which the Investor shall be entitled. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the date of receipt by the Company of any notice of conversion pursuant to this Section 4.3(a), upon the occurrence of any event specified therein. Upon conversion of the share of Series E Preferred Stock, such share shall cease to constitute a share of Series E Preferred Stock and shall represent only a right to receive shares of Common Stock into which it has been converted.

In connection with the conversion of the share of Series E Preferred Stock, no fractions of shares of Common Stock shall be issued, but the Company shall pay cash in lieu of such fractional interest in an amount equal to the product such fractional interest multiplied by the Reported Last Price of the Common Stock. “Reported Last Price” means the reported price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, of the Common Stock as reported on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) or the Over-the-Counter Bulletin Board (“OTCBB”), as the case may be; or, if the Common Stock is so not quoted, the average of the closing bid and asked prices on such day as reported by NASDAQ or OTCBB, as the case may be; or, if bid and asked prices for the Common Stock on each such day shall not have been so reported, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Company and if no such quotations are available, the fair market value of a share of the Common Stock, as determined by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Company.

After the effectiveness of the Reverse Split, the Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Company issuable upon the conversion of the share of Series E Preferred Stock. In the event that the Company does not have a sufficient number of shares of authorized but unissued Common Stock necessary to satisfy the full conversion of share of Series E Preferred Stock, then the Company shall call and hold a meeting of the stockholders within forty-five (45) days of such occurrence for the sole purpose of increasing the number of authorized shares of Common Stock. The Board shall recommend to stockholders a vote in favor of such proposal and shall vote all shares held by them, in proxy or otherwise, in favor of such proposal. This remedy is not intended to limit the remedies available to the holder of the Series E Preferred Stock, but is intended to be in addition to any other remedies, whether in contract, at law or in equity.

Notices of Record Date. In the event that the Company shall propose at any time: (i) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities; (ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iii) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall mail to the holder of Series E Preferred Stock:

at least twenty (20) days’ prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in clauses (ii) and (iii) in Section 4.4 above; and

in the case of the matters referred to in Section 4.4 (ii) and (iii) above, written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of shares of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event) and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein.

VOTING RIGHTS
General. Except as otherwise provided herein or required by law, the holder of Series E Preferred Stock, on an “as converted” basis as of the time a vote is taken, and the holders of Common Stock shall vote together and not as separate classes.
Preferred Stock. The Investor holding one (1) share of Series E Preferred Stock shall be entitled to cast a number of votes equal to Three Billion Four Hundrend Million (3,400,000,000) shares of Common Stock on all matters submitted to the stockholders of the Company for approval. The Investor holding one (1) share of Series E Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote. The Investor holding one (1) share of Series E Preferred Stock shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Company.

MISCELLANEOUS
Headings of Subdivisions. The headings of the various Sections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
Severability of Provisions. If any right, preference or limitation of the Series E Preferred Stock set forth herein (as this resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.
Stock Transfer Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of the share of Series E Preferred Stock or shares of Common Stock or other securities issued on account of Series E Preferred Stock pursuant hereto or certificates representing such shares or securities.
Transfer Agent. The Corporation may appoint, and from time to time discharge and/or replace, a transfer agent of the Series E Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holder of record of Series E Preferred Stock.
Transferability. Subject to any transfer restriction agreements that my be entered into by the holder of Series E Preferred Stock, the Series E Preferred Stock shall be transferable by the holder, provided that such transfer is made in compliance with applicable federal and state securities laws.

WITNESS WHEREOF, the Company has caused this amended and restated Certificate of Designation to be signed, under penalties of perjury, by W. Chris Mathers, its Chief Financial Officer.
Dated: December 5, 2007	TURNAROUND PARTNERS, INC.

	By:	/s/ W. Chris Mathers
	Name:	W. Chris Mathers
	Title:	Chief Financial Officer

EXHIBIT B

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATION
OF THE
SERIES D PREFERRED STOCK
(Par Value $0.01 Per Share)
OF
TURNAROUND PARTNERS, INC.

The undersigned, a duly authorized officer of TURNAROUND PARTNERS, INC., a Nevada corporation (f/k/a Emerge Capital Corp., the Delaware corporation and hereinafter referred to as the “Company”), in accordance with the provisions of Section 78.390 of the Nevada Revised Statutes, DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of the Company (the “Board”) by unanimous written consent pursuant to Section 78.315 of the Nevada Revised Statutes on or about December 5, 2007:

WHEREAS, that effective September 25, 2006, the Board approved the designation of Series D convertible preferred stock, par value of $0.01 (the “Series D Preferred Stock”), to consist of up to One Hundred Thousand (100,000) shares; and

WHEREAS, pursuant to that certain Purchase Agreement, originally dated September 30, 2006 (the “Original Agreement”) and as amended on October 5, 2006 and further amended as of December 30, 2006 (the “Second Amendment”), Mr. Timothy J. Connolly (the “Seller”) sold to the Company, and the Company purchased from the Seller, one hundred percent (100%) of the total issued and outstanding capital stock of Kipling Holdings, Inc., a Delaware corporation (“Kipling”), in exchange for (a) the Company’s assumption of all of the liabilities of Kipling, (b) the Company expanding the Existing Anti-Dilution Rights (as such term is defined in the Original Agreement) in favor of the Seller and (c) a nominal cash amount equal to the direct costs incurred by the Seller in connection with the Original Agreement, on the terms and conditions set forth therein; and

WHEREAS, pursuant to the Original Agreement, Seller had been entitled to receive and beneficially own, directly and indirectly through his spouse (together, the “Holders”), approximately 93,334 shares of Series D Preferred Stock (which would be equivalent to 933.4 shares of Series D Preferred Stock under the terms of this newly-revised Certificate of Designation); and

WHEREAS, in connection with the Second Amendment, the Holders were then entitled to receive and beneficially own, and did receive and now beneficially own as of December 31, 2006, a reduced amount equal to Seven Hundred (700) shares of Series D Preferred Stock, which such beneficial ownership constitutes One Hundred Percent (100%) of the total issued and outstanding shares of Series D Preferred Stock; and

WHEREAS, on December 5, 2007, the Company entered into that certain Stock Purchase Agreement, by and among the Buyer named therein and the Seller pursuant to which the Holders agreed, among other things, to provide for the relinquishment of certain anti-dilution rights on June 30, 2009 instead of December 31, 2010 (as set forth in Section 4.1 hereof) and to amend and restate this Certificate of Designation in order to reflect such relinquishment; and

WHEREAS, Seven Hundred (700) shares of Series D Preferred Stock have been issued to the Holders and the Board has determined that it is in the best interests of the Company to amend and restate the powers, designations, preferences and relative, participating, optional and other special rights for the Series D Preferred Stock on the terms set forth herein.

RESOLVED that the Series D Preferred Stock shall have the following amended and restated powers, designations, preferences and relative, participating, optional and other special rights:

DESIGNATION AND RANK
Designation. This resolution shall provide for a single series of preferred stock, the designation of which shall be “Series D Preferred Stock”, par value of $0.01 per share. The number of authorized shares constituting the Series D Preferred Stock is One Hundred Thousand (100,000). The Series D Preferred Stock will have no liquidation preference as set forth in Section 3.1 below.
1.2 Rank. With respect to the payment of dividends and other distributions on the capital stock of the Company, including the distribution of the assets of the Company upon liquidation, the Series D Preferred Stock shall rank pari passu with the common stock of the Company, par value $0.001 per share (the “Common Stock”), on an “as converted” basis, junior to the Company’s Series A preferred stock, par value $0.01 per share, junior to the Company’s Series B preferred stock, par value $0.01 per share, junior to the Company Series C preferred stock, par value $0.01 per share and senior to all other series of preferred stock.

DIVIDEND RIGHTS
Dividends or Distributions. The holders of Series D Preferred Stock shall be entitled to receive dividends or distributions on a pro rata basis according to their holdings of shares of Series D Preferred Stock on an as converted basis as provided in Section 4 hereof when and if dividends are declared on the Common Stock by the Board. Dividends shall be paid in cash or property, as determined by the Board.

LIQUIDATION RIGHTS
Liquidation Preference. The Series D Preferred Stock shall have no liquidation preference.

CONVERSION RIGHTS
Subject to the limitations set forth herein below, each share of Series D Preferred Stock held by the Holders shall be convertible (the “Conversion Rights”), at the option of the Holder of such share of Series D Preferred Stock, at any time and from time to time after December 31, 2006 through December 31, 2010, into that number of shares of Common Stock equal to the greater of (a) one tenth of one percent (0.1%) of the total number of shares of Common Stock issued and outstanding as of the last day of the fiscal quarter immediately preceding such date of conversation, calculated on a fully diluted basis after giving effect to the conversion of such share(s) of Series D Preferred Stock and (b) One Hundred Thousand (100,000) shares of Common Stock (“Conversion Shares”) at the office of the Company or any transfer agent for the Series D Preferred Stock. Each share of Series D Preferred Stock held by the Holders which has not been converted on or before June 30, 2009 into shares of Common Stock shall be convertible, at the option of the Holder of such share, at any time and from time to time after June 30, 2009 into one tenth of one percent (0.1%) of the total number of shares of Common Stock issued and outstanding on June 30, 2009, calculated on a fully diluted basis after giving effect to the conversion of such share(s) of Series D Preferred Stock (such shares shall also be referred to herein as “Conversion Shares”). The shares of Common Stock received upon conversion shall be fully paid and non-assessable shares of Common Stock.
Adjustments. The Conversion Rights of the Series D Preferred Stock as described in Section 4.1 above shall be adjusted from time to time as follows:

In the event of any reclassification of the Common Stock or recapitalization involving Common Stock (including a subdivision, or combination of shares or any other event described in this Section 4.2) the holders of the Series D Preferred Stock shall thereafter be entitled to receive, and provision shall be made therefore in any agreement relating to the reclassification or recapitalization, upon conversion of the Series D Preferred Stock, the kind and number of shares of Common Stock or other securities or property (including cash) to which such holders of Series D Preferred Stock would have been entitled if they had held the number of shares of Common Stock into which the Series D Preferred Stock was convertible immediately prior to such reclassification or recapitalization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series D Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities, or property thereafter receivable upon conversion of the Series D Preferred Stock. An adjustment made pursuant to this subparagraph (a) shall become effective at the time at which such reclassification or recapitalization becomes effective.

In the event the Company shall declare a distribution payable in securities of other entities or persons, evidences of indebtedness issued by the Company or other entities or persons, assets (excluding cash dividends) or options or rights not referred to in Section 4.2(a) above, the holders of the Series D Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of Series D Preferred Stock are convertible as of the record date fixed for the determination of the holders of shares of Common Stock of the Company entitled to receive such distribution or if no such record date is fixed, as of the date such distribution is made.

Procedures for Conversion.

In order to exercise the Conversion Rights pursuant to Section 4.1 above, the Seller shall deliver an irrevocable written notice of such exercise to the Company, at its principal office. The Holders shall, upon any conversion of such Series D Preferred Stock in accordance with this Section 4, surrender certificates representing such shares of Series D Preferred Stock to the Company, at its principal office, and specify the name or names in which the Seller wishes the certificate or certificates for shares of Common Stock to be issued. In case the Seller shall specify a name or names other than that of the Holders, such notice shall be accompanied by payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof) payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and, if applicable, after0020payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof), the Company shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock to which the Holders shall be entitled. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the date of receipt by the Company of any notice of conversion pursuant to this Section 4.3(a), upon the occurrence of any event specified therein. Upon conversion of any shares of Series D Preferred Stock, such shares shall cease to constitute shares of Series D Preferred Stock and shall represent only a right to receive shares of common stock into which they have been converted.

In connection with the conversion of any shares of Series D Preferred Stock, no fractions of shares of Common Stock shall be issued, but the Company shall pay cash in lieu of such fractional interest in an amount equal to the product such fractional interest multiplied by the Reported Last Price of the Common Stock. “Reported Last Price” means the reported price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, of the Common Stock as reported on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) or the Over-the-Counter Bulletin Board (“OTCBB”), as the case may be; or, if the Common Stock is so not quoted, the average of the closing bid and asked prices on such day as reported by NASDAQ or OTCBB, as the case may be; or, if bid and asked prices for the Common Stock on each such day shall not have been so reported, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Company and if no such quotations are available, the fair market value of a share of the Common Stock, as determined by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Company.

The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Company issuable upon the conversion of all outstanding shares of Series D Preferred Stock. In the event that the Company does not have a sufficient number of shares of authorized but unissued Common Stock necessary to satisfy the full conversion of the shares of Series D Preferred Stock, then the Company shall call and hold a meeting of the stockholders within forty-five (45) days of such occurrence for the sole purpose of increasing the number of authorized shares of Common Stock. The Board shall recommend to stockholders a vote in favor of such proposal and shall vote all shares held by them, in proxy or otherwise, in favor of such proposal. This remedy is not intended to limit the remedies available to the holders of the Series D Preferred Stock, but is intended to be in addition to any other remedies, whether in contract, at law or in equity.

Notices of Record Date. In the event that the Company shall propose at any time: (i) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities; (ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iii) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall mail to each holder of Series D Preferred Stock:

at least twenty (20) days’ prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in clauses (ii) and (iii) in Section 4.4 above; and

in the case of the matters referred to in Section 4.4 (ii) and (iii) above, written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of shares of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event) and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein.

VOTING RIGHTS
General. Except as otherwise provided herein or required by law, the holders of Series D Preferred Stock, on an “as converted” basis as of the time a vote is taken, and the holders of Common Stock shall vote together and not as separate classes.
Preferred Stock. Each holder of shares of Series D Preferred Stock shall be entitled to cast a number of votes equal to the number of Conversion Shares to which such holder is entitled to receive in accordance with Section 4.1 hereof on all matters submitted to the stockholders of the Company for approval, which votes shall be distributed between the holders on a pro rata basis based upon the number of shares of Series D Preferred Stock held by the holders. Holders of Series D Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote. Each holder of Series D Preferred Stock shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series D Preferred Stock held by each holder could be converted), shall be disregarded.

MISCELLANEOUS
Headings of Subdivisions. The headings of the various Sections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
Severability of Provisions. If any right, preference or limitation of the Series D Preferred Stock set forth herein (as this resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.
Stock Transfer Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series D Preferred Stock or shares of Common Stock or other securities issued on account of Series D Preferred Stock pursuant hereto or certificates representing such shares or securities.

Transfer Agent. The Corporation may appoint, and from time to time discharge and/or replace, a transfer agent of the Series D Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series D Preferred Stock.
Transferability. Subject to any transfer restriction agreements that my be entered into by the holders of Series D Preferred Stock, the Series D Preferred Stock shall be transferable by the holders, provided that such transfer is made in compliance with applicable federal and state securities laws.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this amended and restated Certificate of Designation to be signed, under penalties of perjury, by W. Chris Mathers, its Chief Financial Officer.

Dated: December 5, 2007	TURNAROUND PARTNERS, INC.

	By:	/s/ W. Chris Mathers
	Name:	W. Chris Mathers
	Title:	Chief Financial Officer

EXHIBIT C

PLEASE SEE QUARTERLY REPORT OF THE COMPANY AT
SEPTEMBER 30, 2007 FILED WITH THE SEC ON NOVEMBER 13, 2007